SECURITIES AND EXCHANGE COMMISSION
                                      WASHINGTON, D.C. 20549



                                             FORM 8-K


                                          CURRENT REPORT

                         Pursuant to Section 13 OR 15(d) of The Securities
                                       Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 1996


         CORPORATE REALTY INCOME TRUST I
(Exact name of registrant as specified in its charter)


  Massachusetts                       33-29987               13-6931017
(State or other                     (Commission             (I.R.S. Employer
jurisdiction of                     File Number)             identification No.)
incorporation)

                                 388 Greenwich Street, 33rd Floor
                                   New York, New York 10013

                       (Address of principal executive offices and zip code)


                                          (212) 816-8237
                       (Registrant's telephone number, including area code)


                                           No Change

                   (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

                The Registrant today announced that it has entered into preliminary discussions regarding the potential sale of the Registrant*s portfolio of real estate investment properties. Any such sale by the Registrant would be subject to the negotiation and execution of a definitive purchase agreement and approval of the transaction by the shareholders of the Registrant.

        The Registrant is a real estate investment trust with ownership interests in three triple net leased income-producing commercial properties leased to investment-grade quality tenants and located in Virginia, Alabama and Tennessee.

                                            SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CORPORATE REALTY INCOME TRUST I



Date: October 7, 1996                   By: /s/ James C. Cowles
                                            Chairman, President and Treasurer


DAY, BERRY & HOWARD
CityPlace
Hartford, CT 06103-3499

                                             October 7, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC 20549

        Re:    Corporate Realty Income Trust I
               Commission File No. 33-29987

Gentlemen:

        On behalf of our client, Corporate Realty Income Trust I (the "Company"), I am submitting herewith for filing with the Commission the Company*s Current Report on Form 8-K. This filing is being effected by direct transmission under the Commission*s EDGAR System.

                                             Very truly yours,



                                             Jeffrey A. Clopeck

JAC/cdk
Enclosure
cc:     Ms. Valerie A. St. John
        Mr. Jon Kline